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                                                                    EXHIBIT 10.9




                              MARINE FUEL AGREEMENT

         This MARINE FUEL AGREEMENT is made and entered into this the 1st day of November, 2002 by and between Midstream Fuel Service LLC, an Alabama limited liability company, hereinafter referred to as "Midstream," and Martin Operating Partnership L.P., a Delaware partnership, hereinafter referred to as "Customer." Midstream and Customer agree as follows:

         1. For and in consideration of the conditions set forth herein, and upon the terms and conditions hereinafter described, Midstream does hereby agree to supply Customer High Sulfur Diesel ASTM D-975 No. 2 to Customer at Midstream's docks in Mobile, Alabama; Theodore, Alabama; and Pascagoula, Mississippi. The term of this agreement for three years, commencing November 1, 2002. After the initial term, the term shall automatically renew from year to year, unless either party gives written notice at least thirty (30) days prior to the expiration of the initial term or of any renewal term.

         2. Customer agrees to purchase from Midstream one hundred percent (100%) its High Sulfur Diesel fuel requirements that occur in the Mobile, Theodore, or Pascagoula areas, during the term of this agreement. Midstream agrees to sell Customer High Sulfur Diesel ASTM D-975 No. 2 at its applicable dock, at a price per gallon equal to Midstream's Average Inventory Cost in effect on the date of delivery, plus $0.035 per gallon. Additional charges will apply for deliveries made to locations other than Midstream's docks. Payments shall be sent to Midstream at P.O. Box 911649, Dallas, Texas 75391-1649, or to such other address as Midstream shall designate in writing.





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         3. Midstream's Standard Conditions of Sale as set forth on Exhibit A shall govern the terms and conditions of sales of High Sulfur Diesel ASTM D-975 No. 2 to Customer by Midstream.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the date first mentioned above.

                              MIDSTREAM FUEL SERVICE LLC

                              By:      Martin Resource Management Corporation
                              Its:     Sole manager


                                       By: /s/ Ruben S. Martin, III
                                               Ruben S. Martin, III
                                       Its: President



                              MARTIN OPERATING PARTNERSHIP L.P.

                              By:      Martin Operating GP LLC
                              Its:     General Partner

                                       By:      Martin Resource LLC
                                       Its:     Sole Member

                                                By:      Martin Resource
                                                         Management Corporation
                                                Its:     Sole Member

                                                By:  /s/ Ruben S. Martin, III
                                                         Ruben S. Martin, III
                                                Its: President





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